UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2022

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Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

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Georgia	001-04365	58-0831862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Peachtree Street, N.E., Suite 688

Atlanta, Georgia 30309

(Address of Principal Executive Offices) (Zip Code)

(404) 659-2424

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	OXM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2022, Oxford Industries, Inc. (the “Company”) acquired the lifestyle apparel brand Johnny Was (the “Acquisition”). The Acquisition was completed pursuant to a Unit Purchase Agreement, dated September 19, 2022 (the “Purchase Agreement”), by and among the Company, JW Holdings, LLC, the sellers named therein and Endeavour Capital Fund VI, L.P., as the sellers’ representative. Johnny Was is an affordable luxury, bohemian lifestyle apparel brand offering a broad line of women’s apparel, accessories and home goods.

The purchase price for the Acquisition was $270 million in cash, subject to adjustment based on net working capital as of the closing date. The Acquisition was primarily financed by cash on hand, with the remainder of the purchase price funded with borrowings under the Company’s U.S. revolving credit facility. The Purchase Agreement contains customary representations, warranties, covenants and indemnities for a transaction of this type.

The foregoing summary of certain material terms and conditions of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement is filed as Exhibit 2.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 as if fully set forth herein.

Item 7.01. Regulation FD Disclosure.

On September 19, 2022, the Company issued a press release announcing the Acquisition and raising its guidance due to both the Acquisition and strong direct-to-consumer sales at its Tommy Bahama and Lilly Pulitzer brands. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On September 19, 2022, the Company made available an investor presentation (the “Investor Presentation”), which the Company expects to use in connection with the announcement of the Acquisition.

A copy of the Investor Presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein. The Investor Presentation is current as of September 19, 2022, and the Company disclaims any obligation to update the Investor Presentation after such date.

The information set forth in this Item 7.01 (including Exhibits 99.1 and 99.2) is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

2.1	Unit Purchase Agreement, dated September 19, 2022 by and among JW Holdings, LLC, the sellers named therein, Oxford Industries, Inc. and Endeavour Capital Fund VI, L.P., as sellers’ representative.
99.1	Press Release, dated September 19, 2022.
99.2	Investor Presentation, dated September 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Industries, Inc.

Date: September 19, 2022	By:	/s/ Suraj A. Palakshappa
Suraj A. Palakshappa
Senior Vice President, General Counsel, Treasurer and Secretary